Exhibit 99.1


For Release      Immediate


Contacts         (News Media) Jim Rosensteele, SVP, Corporate
                      Communications 317.817.4418
                 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893


                      Conseco Completes Sale of GM Building

Indianapolis, Ind., Sept. 26, 2003. Conseco, Inc. (NYSE:CNO) today announced the completed sale of the General Motors Building in New York City. The sale price was $1.4 billion, paid by Macklowe Properties.

"The successful execution of the sale will add approximately $380 million to our insurance companies' combined statutory capital and surplus," said Conseco President and CEO Bill Shea. "Due to `fresh start' accounting required by GAAP, the sale will not result in any gain in our GAAP financial statements."

At $735 per square foot, the sale price is one of the highest ever paid for a New York office building. Eastdil was the exclusive real estate advisor. Kirkland & Ellis was the legal counsel representing Conseco.

"The overall process in the last 90 days was remarkable for its integrity, speed and the financial results," stated Chuck Cremens, Conseco's representative for the sale.

After a year of litigation with partner Donald Trump, Conseco gained control of the property in June and embarked on an aggressive campaign to position the building for sale, including substantial expense reductions and leasing activity.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial future.

Note on forward-looking statements: Some of the statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that use words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," and other similar expressions. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
(i) the potential lingering adverse impact of the Chapter 11 petitions on Conseco's operations, management and employees; (ii) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, access capital resources and the costs associated therewith, the market value of Conseco's investments, and the lapse rate and profitability of policies; (iii) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (iv) customer response to new products, distribution channels and marketing initiatives; (v) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (vi) performance of our investments; (vii) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products;
(viii) increasing competition in the sale of insurance and annuities; (ix) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (x) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business, including the impact of recent rating downgrades; (xi) the ultimate outcome of lawsuits filed against Conseco; and (xii) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.


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